Exhibit 99.1

Quoin Pharmaceuticals Announces Pricing of $6.8 Million Public Offering

ASHBURN, Va., Dec. 20, 2024 (GLOBE NEWSWIRE) -- Quoin Pharmaceuticals Ltd. (NASDAQ: QNRX) (the “Company” or “Quoin”), a clinical stage, specialty pharmaceutical company focused on rare and orphan diseases, today announced the pricing of its “reasonable best efforts” public offering of 15,111,110 ordinary shares represented by 15,111,110 American Depositary Shares (“ADSs”) (or pre-funded warrants in lieu thereof), Series F warrants to purchase an aggregate of up to 15,111,110 ordinary shares represented by 15,111,110 ADSs and Series G warrants to purchase an aggregate of up to 15,111,110 ordinary shares represented by 15,111,110 ADSs at a combined purchase price of $0.45 per ADS and associated Series F and Series G warrants. The Series F warrants and Series G warrants will have an exercise price of $0.45 per share, will be exercisable immediately following the date of issuance and will expire in two years and five years, respectively, from their issuance.

Gross proceeds, before deducting placement agent fees and offering expenses, are expected to be approximately $6.8 million, and includes participation from certain of the Company’s executive officers and directors. The closing of the offering is expected to occur on or about December 23, 2024, subject to the satisfaction of customary closing conditions. The Company currently intends to use the net proceeds from the offering for general corporate purposes, which may include operating expenses, research and development, including clinical and pre-clinical testing of its product candidates, working capital, future acquisitions and general capital expenditures.

Maxim Group LLC is acting as sole placement agent for the offering.

In addition, the Company has entered into privately negotiated agreements with the holders of certain existing outstanding warrants to purchase up to 7,002,500 ADSs (the “Prior Warrants”) to, among other modifications, reduce the exercise price of such Prior Warrants from $1.60 per ADS to $0.45 per ADS and to extend the current expiration date of the Prior Warrants until December 23, 2029.

The securities described above are being offered pursuant to a registration statement on Form S-1, as amended (File No. 333-283734), which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 20, 2024. The offering is being made only by means of a prospectus which is a part of the effective registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. Copies of the final prospectus relating to this offering, when available, will be filed with the SEC and may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, NY 10022, at (212) 895-3745.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Quoin Pharmaceuticals Ltd.

Quoin Pharmaceuticals Ltd. is a clinical-stage specialty pharmaceutical company focused on developing and commercializing therapeutic products that treat rare and orphan diseases. We are committed to addressing unmet medical needs for patients, their families, communities and care teams. Quoin’s innovative pipeline comprises four products in development that collectively have the potential to target a broad number of rare and orphan indications, including Netherton Syndrome, Peeling Skin Syndrome, Palmoplantar Keratoderma, Scleroderma, Epidermolysis Bullosa and others. For more information, visit: www.quoinpharma.com or LinkedIn for updates.

Cautionary Note Regarding Forward Looking Statements

The Company cautions that statements in this press release that are not a description of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” “look forward to,” and “will,” among others. All statements that reflect the Company’s expectations, assumptions, projections, beliefs, or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to: the Company’s ability to consummate the closing of the offering when intended and the intended use of proceeds, the Company’s ability to satisfy closing conditions for the offering, the development of a safe and effective treatment for the Netherton Syndrome community and Quoin’s belief that its products in development collectively have the potential to target a broad number of rare and orphan indications, including Netherton Syndrome, Peeling Skin Syndrome, Palmoplantar Keratoderma, Scleroderma, Epidermolysis Bullosa and others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties including, but not limited to, the clinical studies may not generate the results anticipated, the Company ability to recruit additional pediatric subjects, or the clinical studies not generating data which is sufficiently robust and comprehensive to support an NDA filing and the Company’s ability to obtain regulatory approvals. More detailed information about the risks and uncertainties affecting the Company is summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in other filings the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Relations Contact:
Investor Relations
PCG Advisory
Jeff Ramson
646-863-6893
jramson@pcgadvisory.com